                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  September 11, 2002
                                                   ------------------




                                 NAVISITE, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                      000-27597               52-2137343
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


400 Minuteman Road, Andover, Massachusetts                       01810
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                     (Zip Code)


                                 (978) 682-8300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.

         On September 11, 2002, NaviSite, Inc. (the "Registrant") publicly disseminated a press release announcing that ClearBlue Technologies, Inc. ("ClearBlue"), a privately-held Delaware corporation, acquired approximately 79% of the outstanding shares of the Registrant's common stock, $0.01 par value per share (the "NaviSite Common Stock"). If ClearBlue were to convert the convertible notes it also acquired (as described below), it would own approximately 94% of the outstanding NaviSite Common Stock.

         Pursuant to a Note and Stock Purchase Agreement by and between ClearBlue and CMGI, Inc. ("CMGI"), dated as of September 11, 2002 (the "CMGI Agreement"), (i) ClearBlue acquired all shares, options, warrants and other rights to purchase NaviSite Common Stock owned or held by CMGI, including without limitation 71,029,391 shares of NaviSite Common Stock held by CMGI in certificated form and CMGI's warrants for 5,203,252 shares of NaviSite Common Stock exercisable at between $5.77 and $6.92 per share, and (ii) CMGI transferred to ClearBlue CMGI's 12% convertible, senior, secured note in the Registrant representing $10 million aggregate principal amount plus all accrued interest thereon.

         Pursuant to a Note and Stock Purchase Agreement by and between ClearBlue and Hewlett-Packard Financial Services Company, a wholly owned subsidiary of Hewlett-Packard Company ("HPFS"), dated as of September 11, 2002 (the "HPFS Agreement"), (i) ClearBlue acquired all 3,207,053 shares of NaviSite Common Stock owned by HPFS and (ii) HPFS transferred to ClearBlue HPFS' 12% convertible, senior, secured note in the Registrant representing approximately $55 million aggregate principal amount plus all accrued interest thereon.

         As consideration, ClearBlue issued to CMGI and HPFS 131,579 and 1,447,368 shares, respectively, of common stock of ClearBlue, par value $0.01 per share (the "ClearBlue Shares"), representing approximately 2% and 22%, respectively, of the issued and outstanding equity securities of ClearBlue (after giving effect to (i) the transactions contemplated by the CMGI Agreement and HPFS Agreement and (ii) the issuance of the ClearBlue Shares to CMGI and
HPFS).

         Also in connection with the transaction, the Registrant fixed the size of the Registrant's Board of Directors (the "Board") at four and elected Andrew Ruhan and Arthur Becker, both of whom are principals of ClearBlue, to fill the vacancies on the Board created by the increase in the size of the Board until the Registrant's next annual meeting of stockholders and thereafter until his successor has been elected and has qualified, or until his earlier resignation or removal.

         Mr. Ruhan, age 40, is Chief Executive Officer and a director of ClearBlue. Mr. Ruhan founded and, from 1998 to 2002, was Chief Executive Officer of Global Switch Group, a managed services company based in Great Britain. Mr. Becker, age 52, is Vice Chairman and a director of ClearBlue. Mr. Becker has been a private investor and, since 1999, he has been a Managing Member of Madison Technologies LLC, a fund that is focused on finding and evaluating investment opportunities in technology and telecommunications companies.

         The full text of the Registrant's press release issued in connection with the foregoing is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

              99   Press Release dated September 11, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 13, 2002                   NAVISITE, INC.


                                           /s/ Patricia Gilligan
                                           ----------------------------------
                                           Patricia Gilligan
                                           Chief Executive Officer